                               HEALTHWATCH, INC.
                              3525 Piedmont Road
                           Building Seven, Suite 300
                            Atlanta, Georgia 30305

                           NOTICE OF ANNUAL MEETING
                          to be held on July 14, 2000

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of HEALTHWATCH, INC., a Minnesota corporation (herein called the "Company"), will be held at The W At Perimeter Center Hotel, 111 Perimeter Center West NE, Atlanta, Georgia 30346 on Friday, July 14, 2000 at 10:00 AM (the "Annual Meeting") for the following purposes:

  1. To approve the HealthWatch, Inc. 2000 Stock Option Plan (Proposal 1);

  2. To elect six directors to serve on the Company's Board of Directors as follows: (i) four directors to be elected by the holders of common stock, $.05 par value per share (the "Common Stock") and holders of shares of Series C 8% Convertible Preferred Stock (the "Series C Preferred") and Series D 8% Convertible Preferred Stock (the "Series D Preferred") who are authorized to vote with the holders of Common Stock, voting as one class; (ii) one director to be elected by the holders of the Series C Preferred, voting as one class; and (iii) one director to be elected by the holders of the Series D Preferred, voting as one class (Proposal 2); and

  3. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournment thereof.

  In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 19, 2000 as the record date for the determination of the holders of Common Stock and Series C and Series D Preferred Stock entitled to notice of and to vote at the Annual Meeting.

  A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Annual Meeting at the offices of the Company, 3525 Piedmont Road, Building 7, Suite 300, Atlanta, Georgia 30305, and will also be available for examination at the Annual Meeting until its adjournment.

  Your attention is directed to the accompanying Proxy Statement. We invite all stockholders to attend the Annual Meeting. To ensure that your shares will be voted at the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even though you have sent in your proxy.

  Accompanying this Notice is a copy of the Company's 1999 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                          HealthWatch, Inc.

                                          Paul W. Harrison
                                          Chief Executive Officer

  IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

Atlanta, Georgia
June 16, 2000

                                PROXY STATEMENT

                               HEALTHWATCH, INC.
                              3525 Piedmont Road
                             Building 7, Suite 300
                            Atlanta, Georgia 30305

                        ANNUAL MEETING OF STOCKHOLDERS
                                 to be held on
                                 July 14, 2000

                    SOLICITATION AND REVOCATION OF PROXIES

  The enclosed proxy is solicited by and on behalf of the Board of Directors of HEALTHWATCH, INC., a Minnesota corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders to be held on Friday, July 14, 2000 at 10:00 AM at The W Atlanta At Perimeter Center Hotel, 111 Perimeter Center West NE, Atlanta, Georgia 30346, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Company at its principal office, 3525 Piedmont Road, Building 7, Suite 300, Atlanta, Georgia 30305, Attention:
Corporate Secretary, by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting or by attendance at the Annual Meeting and voting in person by the person executing the proxy. In addition to this solicitation, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telegraph or personal calls. The Company may engage a proxy solicitation firm in connection with the solicitation of proxies. The expense of any such engagement is not expected to exceed $10,000. All costs of solicitation will be borne by the Company. The Company has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of the Company will be mailed on or about June 20, 2000 to each stockholder of record as of the close of business on May 19, 2000 (the "Record Date").

                             VOTING AT THE MEETING

  The Company had 2,147,218 shares of Common Stock, par value $.05 per share (the "Common Stock"), outstanding as of the Record Date. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record. Holders of the Company's Series C 8% Convertible Preferred Stock, par value $.05 per share (the "Series C Preferred") and Series D 8% Convertible Preferred Stock, par value $.05 per share (the "Series D Preferred") are entitled to vote, together with the holders of the Common Stock as one class, on all matters upon which the holders of the Common Stock are entitled to vote, and will be entitled to one vote for each share of Common Stock into which their shares of Series C Preferred and Series D Preferred are then convertible. Accordingly, all references in this Proxy Statement to the "voting power of the capital stock" shall mean the requisite vote of the Common Stock and such Series C Preferred and Series D Preferred voting as one class. There were 4,000 shares of Series C Preferred and 74,130 shares of Series D Preferred outstanding on the Record Date, convertible into 213,333 and 2,117,998 shares of Common Stock, respectively, as of the Record Date.

  Holders of a majority of the voting power of the capital stock, if present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon are required to approve the proposals set forth herein. For such proposals, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Also, for these proposals, broker non-votes are not counted as shares present at the meeting and entitled to vote and therefore have no effect. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors.

  The Company's Common Stock is listed on the Nasdaq SmallCap Market. In December 1999, the Company's Board of Directors, in accordance with the authority provided by Section 302A.402 of the Minnesota Business Corporations Act, implemented a one-for-five reverse split (the "December Reverse Split") of all capital stock of the Company. All information regarding Company capital stock in this Proxy Statement, unless otherwise indicated, has been adjusted to the extent required to reflect the December Reverse Split.

             APPROVAL OF HEALTHWATCH, INC. 2000 STOCK OPTION PLAN

                                 (PROPOSAL 1)

  The HealthWatch, Inc. 2000 Stock Option Plan (the "2000 Option Plan") was adopted by the Board of Directors on May 8, 2000, subject to the approval by the Company's stockholders at the Annual Meeting. The 2000 Option Plan provides that 2,000,000 shares of Common Stock will be reserved for issuance thereunder subject to annual adjustment.

  The Board of Directors believes that stock options are important to attract and to encourage the continued employment and service of officers, directors and other key employees and consultants by facilitating their purchase of an equity interest in the Company. The purpose of the 2000 Option Plan is to further the growth and success of the Company by enabling selected employees, directors and consultants to acquire shares of Common Stock, thereby increasing their personal interest in such growth and success, and to provide a means of rewarding outstanding performance by such persons. The Board of Directors believes that it is advisable that the Company and its stockholders continue to have the incentive of stock options available as a means of attracting and retaining officers and other key employees. Of the Company's current available stock plans (the 1989 Incentive Stock Option Plan and 1993 and 1995 Stock Option Plans), no shares remain available for issuance thereunder. As of the Record Date, no options to purchase Common Stock had been granted under the 2000 Option Plan. On June 1, 2000, the Board of Directors determined, if the 2000 Option Plan is approved, to make a grant of between 40,000 and 50,000 options to each outside director, the exact number, exercise price and any other terms to be determined when the grant is approved following the Annual Meeting. The exercise price of the options will be fair market value of the Company's Common Stock on the date of the grant. In addition, the Board of Directors is reviewing the need for stock option compensation and expects to approve additional grants at some point in the future if the 2000 Option Plan is approved by the stockholders. There were approximately 824,143 options to purchase Common Stock outstanding under the Company's other stock option plans as of the Record Date. Approximately 50 employees of the Company and its subsidiaries and affiliates are eligible to participate in the 2000 Option Plan.

  The principal provisions of the 2000 Option Plan are summarized below. This summary is not complete and is qualified in its entirety by reference to the 2000 Option Plan, a copy of which is attached as Appendix A to this Proxy Statement.

 Description of the 2000 Option Plan

  The 2000 Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to any employee of the Company or its subsidiaries, except to the extent that any option is specifically designated at the time of grant as not being an "incentive stock option" or to the extent that any option would exceed certain aggregate fair market value limitations with respect to the underlying Common Stock, as described below.

  The 2000 Option Plan is currently administered by the Board of Directors although the Board has the power to delegate administration of the Plan to a committee composed of at least two members of the Board of Directors. Subject to the limitations set forth in the 2000 Option Plan, the Board has the authority to determine the persons to whom and the terms under which options will be granted. The 2000 Option Plan does not specify the factors to be considered by the Board in making grants. However, the Board currently intends to consider, among other things, potential recipients' job performance, the value any such recipients contribute to the Company and whether performance goals set by management from time to time, if any, have been met.

  The exercise price for an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee who owns (or is deemed to own) stock possessing more than 10% of the total combined voting control of the Company or any affiliate thereof). The exercise price for a non-incentive stock option may not be less than 85% of the fair market value of the Common Stock on the date of grant. The maximum option term is 10 years (5 years in the case of an incentive stock option granted to an optionee who owns (or is deemed to own) stock possessing more than 10% of the total combined voting control of the Company or any affiliate thereof). Options may be exercised at any time after grant, subject to vesting and except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of Common Stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. Any options becoming exercisable by an optionee in excess of this limit will be nonqualified stock options. No option may be granted more than 10 years after the effective date of the 2000 Option Plan. Options are non-transferable other than by will or the laws of descent and distribution. No individual may be granted, in any twelve-month period, stock options under the Plan which are exercisable with respect to more than 1,000,000 shares of Common Stock.

  The Board of Directors determines the exercise periods for options which generally vest and become exercisable in accordance with the optionee's length of service with the Company as follows: one-third after one year of continuous service; an additional one-third after the second year of continuous service; and the final one-third after the third year of continuous service. The Board may also include in each option additional limitations with respect to the options in its discretion. Payment for shares purchased under the 2000 Option Plan may be made in cash or, if permitted by the particular option agreement, by exchanging shares of the Company's Common Stock with a fair market value equal to the total option exercise price.

  If an employee's employment with the Company or its subsidiaries terminates by reason of death or disability, his or her options, to the extent exercisable at such termination date, may be exercised within one year after such death or disability or the expiration of the option, whichever shall first occur. If an employee's employment terminates for cause, the employee's options shall terminate and the employee shall have no further right to purchase shares of Common Stock pursuant to such options. If termination occurs without cause, then his or her options, to the extent exercisable at such termination date, may be exercised within three months after such termination date.

  In addition, the 2000 Option Plan provides that 2,000,000 shares will initially be reserved for issuance thereunder. The shares reserved will automatically increase on January 1st of each year so that the number of shares reserved for issuance will equal 20% of the outstanding Common Stock on a fully-diluted basis as of December 31st of the immediately preceding year. In calculating such number on a fully-diluted basis, the Company will treat all securities convertible into Common Stock (including outstanding options, warrants and preferred stock) as if they were converted. However, the Company will not be able to issue more than 2,000,000 shares as "incentive stock options" without obtaining stockholder approval of that increased amount.

  In the event the number of outstanding shares of Common Stock is increased or decreased or shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, the Company shall proportionately adjust the number and kinds of shares for which options may be granted under the 2000 Option Plan and for which options are outstanding so that a holder's proportionate interest immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding options shall not change the aggregate option price but shall include a corresponding proportionate adjustment in the option price per share.

  Upon (a) any dissolution or liquidation of the Company, (b) a merger, consolidation or reorganization of the Company in which the Company is not the surviving entity, (c) a sale of substantially all of the assets of the Company to another entity or (d) any transaction that results in any person or entity owning more than 50% of the outstanding stock of the Company, the 2000 Option Plan and all options outstanding shall terminate, except to the extent provision is made in connection with such transaction for the optionee to immediately exercise his or her options prior to the consummation of the transaction in question or for the substitution of such options into new options covering the stock of a successor corporation or its parent or subsidiary. With respect to transactions involving a sale of assets or change of control referenced in subsections (c) and (d) above, the Board of Directors may, in its sole discretion, elect to cancel outstanding options as of the effective date of the transaction in return for payment to the optionees of an amount equal to a reasonable difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of the option.

  The 2000 Option Plan may be amended by the Board of Directors at any time. Unless previously terminated, the 2000 Option Plan will terminate automatically on May 8, 2010, the tenth anniversary of the date of adoption of the 2000 Option Plan by the Board of Directors. No termination, suspension or amendment of the 2000 Option Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

 Federal Income Tax Consequences Of The 2000 Option Plan

  The grant of an option is not a taxable event for the optionee or the Company. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in the alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. If, however, a disqualifying disposition occurs in the year in which the option is exercised, the maximum amount that will be included in income for purposes of alternative minimum tax is the gain on the disposition of the stock. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). Generally, the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

  For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period is waived.

  If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize as ordinary income upon the disposition of the shares an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions under the securities laws at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Company complies with applicable reporting (if any) and other requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

  If, pursuant to an option agreement, an optionee exercises an incentive option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

  Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company will not realize any tax consequences as a result of the disposition of shares acquired upon exercise of a non-statutory stock option.

  If, pursuant to an option agreement, the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substitute tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

  Under Section 162(m) of the Code and regulations promulgated thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. Compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the sponsoring company's stockholders, it has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period and the option exercise price of the grant is at least equal to the fair market value of the underlying stock on the date of grant. The 2000 Option Plan allows for grants which should satisfy the requirements of Code Section 162(m).

 Required Vote and Related Matters

  The affirmative vote of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the 2000 Option Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                     NOMINATION AND ELECTION OF DIRECTORS

                                 (PROPOSAL 2)

  The persons named in the enclosed proxy will vote FOR the six nominees named below under "Nominees for Directors" as the six Directors, unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as Directors. Each Director is to hold office until the 2001 Annual Meeting of Stockholders and until his or her respective successor is duly qualified and elected.

  The names and certain information concerning the persons to be nominated to become directors by the Board of Directors at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER "NOMINEES FOR DIRECTORS". It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company's directors (including the nominees) and executive officers is relevant to your consideration of the slate proposed by your Board of Directors.

Information as to Nominees, Other Directors, Executive Officers and Other Significant Employees

  The directors and nominees for director of the Company and executive officers and other significant employees of the Company as of the date of this Proxy Statement, are as follows:

   Paul W. Harrison......  45 Chairman of the Board and Chief Executive Officer
   David M. Engert.......  49 Chief Operating Officer and Director
   Marilyn May...........  37 Vice President of Business Development
   A.E. Harrison.........  40 Vice President of Research and Development
   Sheldon Misher........  59 Director
   Robert Priddy.........  54 Director
   Robert Tucker.........  66 Director
   John R. Prufeta.......  39 Nominee

  Each director on the Board of Directors serves for a one-year term and until his or her successor is duly qualified and elected. All executive officers of the Company are chosen by the Board of Directors and serve at the Board's discretion. A.E. Harrison is the brother of Paul W. Harrison.

Attendance at Meetings and Board Committees

  During the fiscal year ended June 30, 1999, the Board of Directors, then comprised of Paul W. Harrison, Richard Case and Sanford Schwartz, held a total of six meetings. All of such directors attended at least 75% of the meetings of the Board held during fiscal 1999. During fiscal 1999, the functions that would be served by an audit, nominating and compensation committee were reserved to the full Board of Directors. It is anticipated that new audit and compensation committees will be appointed following the Annual Meeting. Directors who are not otherwise compensated by the Company generally have been compensated through the issuance of stock options.

  In March 2000, Richard Case and Sanford Schwartz resigned from the Board of Directors. Such resignations were not the result of disagreements with the Company on matters relating to the Company's operations, policies or practices. On April 5, 2000, Sheldon Misher and Robert Priddy were appointed to fill the vacancies on the Board of Directors created by the resignation of Messrs. Case and Schwartz. On June 1, 2000, David Engert and Robert Tucker were appointed to fill new director positions created by the Board of Directors.

Nominees for Directors

  The following six persons will be placed in nomination for election to the Board of Directors. Four directors are to be elected by the holders of Common Stock and holders of the Series C Preferred and Series D Preferred who are authorized to vote with the holders of Common Stock, voting as one class. One director is to be elected by the holders of the Series C Preferred, voting as one class, and the remaining director is to be elected by the holders of the Series D Preferred, voting as one class.

 Nominees to be Voted on by the Holders of the Common Stock, Series C and Series D Preferred Stock Voting as a Group:

  Paul W. Harrison has served as Chairman of the Board of Directors since October 1997 and has acted as Chief Executive Officer since October 1998. He is also Chairman and CEO of HALIS, Inc., a Georgia corporation ("HALIS") which is approximately 25% owned by the Company. Previously, Mr. Harrison was the CEO of Paul Harrison Enterprises, Inc. ("PHE"), an information technology management company, from February 1995 until it was merged into the Company in October 1998. Prior to PHE, Mr. Harrison was an executive with HBO & Company, which is now McKesson HBOC, Inc. (NYSE: MCK), from June 1993 until December 1994 and was CEO of Biven Software, Inc. from April 1991 to June 1993, at which time Biven was acquired by HBOC. Prior to HBOC, Mr. Harrison served as CEO of SOTRISS from 1981 to 1991. SOTRISS was an information technology company that was sold to a publicly-traded Fortune 500 company in 1989.
Mr. Harrison's education includes a Bachelors Degree from Georgia State University. He is a Chartered Financial Consultant, a Chartered Life Underwriter and a Fellow of the Life Management Institute.

  David M. Engert has served as Chief Operating Officer on a limited basis since February 2000 and on a full time basis since April 24, 2000. On June 1, 2000, he was appointed to the Board of Directors. From July 1993 until April 2000, Mr. Engert was Senior Vice President and General Manager of the Managed Care Group at McKesson HBOC, Inc. He founded that group in 1993 after holding the President and Chief Operating Officer position at Biven Software, Inc. Mr. Engert was also one of the first Directors of Sales at Sybase, Inc. where he was employed from 1988 to 1992. He began his career at companies such as Computer Corporation of America, Boeing Computer Services and Xerox Computer Services. Mr. Engert's education includes a B.S. in Industrial Engineering from Louisiana State University.

  Robert Tucker has served on the Board of Directors since June 1, 2000. Mr. Tucker has been President and Chief Executive Officer of Specialty Surgicenters, Inc. since 1997. From 1980 to 1995, he was chairman and Chief Executive Officer of Scherer Healthcare, Inc., a publicly traded healthcare products and services company and was a member of the board of directors of Marquest Medical Products, Inc. Mr. Tucker has been involved throughout his business career in the medical industry, having held executive positions with Johnson and Johnson, Howmedica, and Story Instrument Company, among others. Mr. Tucker, a Korean war veteran, is a graduate of Georgia State University and serves as an officer and director of several closely held companies.

  John R. Prufeta currently serves as President and Chief Executive Officer of Medix Resources, Inc., a publicly held Internet-based healthcare communication, data integration and transaction processing provider for the healthcare industry. He has served in those capacities since October 1998. Mr. Prufeta is managing General Partner of TCG Development, a leading healthcare incubator company and is also Chairman of the Board of OnPoint Partners, a national technology and services executive search firm. Mr. Prufeta serves as a trustee for Silvercrest Services, a subsidiary of The New York Hospital of Queens. He is additionally on the Advisory Board of The National Managed Care Congress. Mr. Prufeta's education includes a B.S. in management from St. John's University and the Owner/President Management Program at Harvard University, Graduate School of Business.

 Nominee to be Voted on by the Holders of the Series C Preferred:

  Sheldon Misher has served on the Board of Directors since April 5, 2000. Mr. Misher has been associated with Commonwealth Associates, L.P. since May 1999. Prior to that time, he was a senior partner of the law firm of Bachner, Tally, Polevoy & Misher for more than 25 years. Mr. Misher is a director of Ridgewood Hotels, Inc., an Atlanta based publicly held hospitality management company.

 Nominee to be Voted on by the Holders of the Series D Preferred:

  Robert Priddy has served on the Board of Directors since April 5, 2000. Mr. Priddy served as chairman and chief executive officer of ValuJet, Inc. from its inception in October 1995 until November 1997 and remains on the board of directors of Airtran Airlines, its successor entity. He was one of the founding partners of ValueJet Airlines, a wholly-owned subsidiary of ValuJet, Inc. and served as its chairman and chief executive officer from July 1992 until November 1996. From July 1991 until January 1993, Mr. Priddy served as president of Florida Gulf Airlines. From January 1988 until November 1991, he served as president and chief executive officer of Air Midwest, Inc. From 1978 to 1987, Mr. Priddy served as vice president and chief financial officer of Atlantic Southeast Airlines, an entity which he founded. Mr. Priddy serves on the boards of directors of Datalink, Inc., Lukens Medical Corporation, Accumed International and AirTran Holdings, Inc.

Other Executive Officers and Significant Employees

  Marilyn May is Vice President of Business Development and has served in that capacity since January 2000. Ms. May joined the Company in September 1996 and previously served as Director of Marketing for the Company and HALIS. From 1990 until 1996, Ms. May was in marketing for Procter & Gamble. From 1984 until 1988, she worked in operations management for Pepsico. Ms. May's education includes an MBA from the University of Tennessee.

  A.E. Harrison is Vice President of Research and Development. He has been with the Company since April 1999. From 1995 to March 1999, Mr. Harrison served as Vice President of R&D for HALIS. From 1993 to 1995, Mr. Harrison was employed by McKesson HBOC in its software development department. Prior to his employment with McKesson HBOC, Mr. Harrison was employed by several information technology companies including SOTRISS, Marcon, a publicly-traded telecommunications company, and ITT, a diversified Fortune 500 communications company.

Certain Relationships and Certain Transactions

 Background of HALIS and PHE Relationships

  Since August 1997, the Company has entered into a number of transactions with HALIS, and a number of its affiliates and stockholders. HALIS supplies information technology and services focused on the healthcare industry and has developed the HALIS Healthcare Enterprise System ("HES"), a single system which integrates all of the major functions needed by clinics, hospitals, healthcare practices, payors, long-term care facilities, laboratories, pharmacies and home healthcare facilities. The HES was developed by HALIS utilizing the MERAD technology, an advanced virtual software and information media utility developed by Paul W. Harrison and previously owned by PHE (which was controlled by Paul W. Harrison), prior to its acquisition by the Company on October 2, 1998. PHE was also a significant stockholder of HALIS, at the time of its acquisition by the Company, owning 6,177,010 shares (or approximately 11%) of HALIS common stock. An additional 990,849 shares (or approximately 2%) of HALIS common stock was owned by Mr. Harrison individually at that time.

  In October 1997, the Company entered into a software license and development agreement with MERAD Corporation ("MERAD"), a company owned by PHE. Pursuant to the agreement, the Company was to license certain computer architecture, concepts, algorithms and processes from MERAD which the Company originally planned to integrate into a line of noninvasive vascular diagnostic equipment. In addition, MERAD was to develop healthcare software for the Company. In exchange for these licenses and services, the Company agreed to pay MERAD a development fee of $15,000 per month during the period January 1998 through June 1998. In addition, the Company was to pay MERAD a fee based on a variable rate of gross software revenues.

  Although the Company and HALIS engaged in limited merger discussions during September 1997, at that time it was determined that it would be preferable for the two companies to adopt a shared business development strategy. To implement this strategy, the Company and HALIS entered into a business collaboration agreement whereby the Company and HALIS share sales prospects and the Company acts as a reseller of the HES software. Additionally, the Company obtained a non-exclusive license from PHE to the MERAD technology, and retained PHE to develop proprietary software technology which originally was contemplated to be used to expand the Company's product offerings to include products and services specifically focused on monitoring, capturing and managing medical information at the point of care.

  During the first quarter of fiscal year 1998, the Company entered into an agreement with HALIS pursuant to which HALIS acquired 83,333 shares of the Company's Common Stock for a purchase price of $125,000. During the second quarter of fiscal year 1998 and prior to its acquisition by the Company, PHE transferred 500,000 shares of HALIS common stock to the Company in exchange for 400,000 shares of the Company's Common Stock. During February 1998, PHE exchanged an additional 1,400,000 shares of HALIS common stock for 488,400 shares of the Company's Common Stock. The exchange ratio for the shares exchanged in each instance was based on the market value for each company's common stock at the time that the exchange was negotiated. For purposes of the above transactions, the fair market value of each company's common stock was determined by reference to the then trading price of such common stock in the over-the-counter market with respect to HALIS and on the Nasdaq SmallCap Market with respect to the Company. Adjustments were then negotiated to the exchange ratio to reflect that the transactions related to blocks of HALIS stock larger than would be purchasable in a short period of time over-the-counter. At that time, there was relatively active trading in HALIS stock over-the-counter, but relatively low volume per day making the acquisition of a large block of stock more difficult in the open market. As a result of these transactions, at September 30, 1998 PHE held 888,400 shares of the Company's Common Stock. As a result of the acquisition of PHE by the Company on October 2, 1998, these shares became treasury shares and are deemed cancelled and not outstanding. None of the references to the shares of Common Stock held or acquired by PHE above include shares owned directly by Mr. Harrison nor do they reflect the December Reverse Split. At the time of the PHE acquisition, Mr. Harrison owned 1,203,849 shares of PHE (or approximately 37.5%) and 246,123 shares of the Company (or approximately 10%).

  During October 1998, the Company agreed to acquire PHE and caused its newly created wholly-owned subsidiary MERAD Software, Inc., a Nevada corporation, to merge with PHE. In the merger, the 55 stockholders of PHE (including Mr. Harrison) received 66,886 shares of the Company's Series P Preferred Stock (which reflects the December Reverse Split). Paul W. Harrison, Chairman, President and Chief Executive Officer of the Company, received 25,080 shares of the Series P Preferred in his capacity as a stockholder of PHE. David M. Engert, Chief Operating Officer and a director of the Company, received 3,177 shares of the Series P Preferred in his capacity as a stockholder of PHE. Certain PHE stockholders also received options for approximately 125,000 shares of the Company's Common Stock in exchange for previously outstanding options of PHE. Of the outstanding options issued in the PHE acquisition, 116,667 were issued to Paul W. Harrison. These options were granted with exercise prices equal to the fair market value of the Company's stock at the time.

  If approved by the Company's stockholders (which approval has not yet been sought from the Company's stockholders), the Series P Preferred will become convertible into the Company's Common Stock at a ratio of ten shares of Common Stock for each share of Series P Preferred, or an aggregate of 668,860 shares, at each holder's option. The Certificate of Designation for the Series P Preferred originally provided for dividends to be paid at a rate of 12% per annum from the date of issuance through January 31, 1999. If the holders of the Series P Preferred were not granted the right to convert their shares into shares of Common Stock prior to February 1, 1999, the dividends were to accrue at the rate of 18% per annum from February 1 through August 1, 1999. If the holders of the Series P Preferred were not granted the right to convert their shares into shares of Common Stock prior to August 1, 1999, the dividends were to accrue at the rate of 24% per annum from August 1, 1999 and thereafter. In connection with a recent private placement, the holders of the Series P Preferred agreed to make certain concessions with regard to their shares including an agreement to a change in the dividend rate. Thus, the Certificate of Designation for the Series P Preferred has been amended to reflect a dividend rate of 8% per annum retroactive to the effective date of issuance deleting the penalty provisions described above. The Company intends to bring a proposal to its stockholders authorizing the conversion of the Series P Preferred in the near future. If, however, the Company's stockholders do not approve the conversion, the Series P Preferred will remain outstanding as a nonconvertible security.

  The purchase price in the PHE acquisition was negotiated by the Company's then outside directors (Messrs. Richard Case and Sanford Schwartz) after receiving full disclosure of Mr. Harrison's conflict of interest created by his ownership interest in, and officer position at, PHE. Given this conflict, Mr. Harrison abstained from votes of the Company's Board related to the PHE acquisition. Similarly, the PHE board (comprised of other stockholders of PHE and Mr. Harrison) evaluated on behalf of PHE the valuation and other terms of the transaction. No independent appraisal of PHE was sought in order to set the value. The initial purchase price of approximately $3.3 million paid by the issuance of Series P Preferred Stock was set based on the actual costs to date of PHE to develop the MERAD technology. This benchmark was deemed appropriate because PHE had experienced little or no revenue prior to the date of the acquisition, but had developed technology believed to be of significant market value. At the time the Series P Preferred Stock was issued in the PHE acquisition, the Company's Common Stock was trading at a price of between $0.65 to $1.00 per share.

  In addition to the issuance of the Series P Preferred, the PHE stockholders are entitled to receive royalties based on revenues derived by the Company from the sale of software developed utilizing the MERAD technology. In connection with the Company's merger with PHE, each PHE stockholder entered into an Additional Consideration Agreement with the Company which provided that such PHE stockholder would receive a pro-rata share of the total additional consideration to be paid to all PHE stockholders (based on the stockholder's pro-rata ownership of PHE at the time of the merger). The additional consideration to be paid was a separate component of the purchase price paid in the merger designed to protect the PHE stockholders from selling their company at an artificially low valuation if the MERAD technology achieved the value the parties believed it would at the time. Originally, the additional consideration was to be paid in equal amounts of cash and Common Stock based on sales of MERAD-related products equal to 5% of the first $1,000,000 of gross revenues related to sales of the MERAD technology and 10% of revenues thereafter in any fiscal year. The additional consideration was payable for up to a period of ten years (on a quarterly basis) or, if earlier, until the Company had paid in the aggregate $7,000,000 in additional consideration. During fiscal 1999, the PHE stockholders, as a group, earned $94,437 as additional consideration, 50% of which will be paid in cash and the balance to be paid in Common Stock of the Company. None of this amount had been paid as of year-end. Subsequent to year-end and prior to March 31, 2000 the Company paid $53,283 in stock and $55,334 in cash. During the first three quarters of fiscal 2000, the PHE stockholders have earned $20,285 as additional consideration. $6107 is owed and unpaid as of March 31, 2000.

  In connection with the closing of a recently completed private placement, Paul W. Harrison, the Company's Chairman, Chief Executive Officer and President, and David M. Engert, the Company's Chief Operating Officer and a director (who were both former PHE stockholders), waived any and all future payments of additional consideration. The remaining PHE stockholders have been asked to agree to the following amendments to their respective Additional Consideration Agreements: First, the additional consideration is to be calculated based on a fixed percentage (3%) of gross revenues each fiscal year from sales of the MERAD technology. Second, the Company has the option to pay the additional consideration in cash, or in a combination comprised of one-half cash and one-half shares of Common Stock. Although the maximum aggregate payment to be made under the Additional Consideration Agreements is still $7,000,000, the payout period has been extended from ten years to fifteen years. As of the date of this proxy statement, all but four of the PHE stockholders have agreed to these amendments.

  At the time of the merger, PHE held 6,177,010 shares of common stock in HALIS (which represented approximately 11% of the then outstanding HALIS common stock) and owned the MERAD technology. As a result of the merger with PHE, the Company increased its ownership interest in HALIS to 8,939,010 shares of HALIS' common stock, representing approximately 19% of its outstanding shares. In January 1999, the Company converted outstanding debt owed by HALIS to the Company into 1,824,645 additional shares of common stock of HALIS, bringing the number of HALIS shares held by the Company to 10,763,655, representing approximately 21% of HALIS' outstanding shares. On April 29, 2000, the Company exercised a financing option, as discussed below, for an additional 5,000,000 shares of HALIS common stock. The Company is now the single largest stockholder of HALIS (owning 15,763,655 shares, or approximately 25% of HALIS' outstanding stock) and, due to the size of its holdings, now accounts for its investment under the equity method of accounting (i.e., it recognizes its proportionate amount of HALIS' income or loss).

  Further, as a result of the merger of PHE into MERAD Software, Inc., the MERAD technology is now owned by the Company. HALIS is obligated to pay the Company 10% of the gross revenues generated by HALIS from products and services utilizing the MERAD technology. During fiscal 1999, the Company earned $66,087 in royalties from HALIS, none of which had been paid to the Company as of year-end. Additionally, the Company and HALIS currently share office space and have a cost sharing arrangement relating to key personnel under an arrangement that requires the Company or HALIS, as the case may be, to pay the primary lessor of the space a calculated amount each month based upon a reasonable cost basis of services provided. Pursuant to this arrangement, until the end of 1999, HALIS maintained a principal office in Atlanta and the Company shared those facilities. Throughout that period, the Company made payments to HALIS, calculated based on the percent of the facilities used by each party over total cost, including phone and utilities, and including an immaterial amount for shared personnel. From July 1 through December 31, 1999, the Company paid HALIS $8,250 a month for use of office space and personnel. This amount does not include salary for Mr. Harrison in his capacity as an executive officer of each organization, which is paid separately by each organization for the work performed for such company. Beginning January 1, 2000, the Company is now the primary lessor of the principal office facilities in Atlanta. HALIS is now sharing these facilities under a similar arrangement. To date, no monthly payment amount has been determined; however, the parties intend to negotiate a payment by HALIS to the Company that will be designed to reflect the relative usage of each party of the facilities and personnel.

  Effective October 10, 1997, PHE and Paul W. Harrison entered into a consulting agreement with the Company which expired on December 31, 1998. The agreement provided for, among other things, the payment to PHE commencing on January 1, 1998 of $5,000 per month, Mr. Harrison's continued service on the Board of Directors (prior to the negotiation and execution of the consulting agreement Mr. Harrison was a director of the Company; during the course of negotiations, Mr. Harrison agreed to serve as Chairman of the Board), the granting of a five-year non-statutory stock option to Mr. Harrison representing the right to acquire up to 50,000 shares (750,000 before adjustments for certain stock splits, including the December Reverse Split, that occurred subsequent to the date of the agreement) of the Company's Common Stock at the then fair market value for the Company's Common Stock (which at that time was $.53125 per share), and to loan to Mr. Harrison up to $200,000 payable in four equal annual installments with interest to accrue at 7% per annum to cover tax liabilities arising from the stock swaps with PHE. At the time the consulting agreement expired, $0 had been borrowed pursuant to the loan commitment. In May 1998, the exercise prices for the stock options were repriced to $0.66 per share (which has subsequently been adjusted to $3.30 to reflect the December Reverse Split). None of the options have been exercised. In February 1999, the consulting agreement was modified to remove PHE as a party and to provide for the payment of $12,500 to Paul W. Harrison on a monthly basis to manage the Company, effective as of January 1, 1999. As of June 30, 1999, $12,500 was paid under the revised consulting agreement to Mr. Harrison.

  On January 22, 1998, Paul W. Harrison and two other individuals each loaned the Company $17,000 for a period of 90 days to enable the Company to make payroll. The loans, which have been repaid, were to bear interest at 7% per annum. As additional compensation for making the loan, Mr. Harrison was granted a warrant to acquire 3,333 shares (which reflects the December Reverse Split) of the Company's Common Stock at $l.7l875 per share, the fair market value for the Company's Common Stock on January 22, 1998 (which has been adjusted to $8.950 to reflect the December Reverse Split).

  Paul W. Harrison, Chairman of the Board, Chief Executive Officer and President of the Company, is also the Chairman, President and Chief Executive Officer of HALIS.

 The Halis Merger

  On March 8, 2000, the Company entered into a letter of intent with HALIS regarding a proposed merger of HALIS with or into the Company or a subsidiary of the Company (the "Merger").

  The Merger will provide for the issuance of shares of the Company's Common Stock to HALIS stockholders in exchange for all outstanding stock of HALIS. The letter of intent provides that outstanding HALIS common stock will be converted into shares of the Company's Common Stock. In addition, the Company intends to offer holders of HALIS' outstanding options the opportunity to receive cash or to convert their HALIS options into options to purchase an equivalent amount of the Company's Common Stock. Completion of the Merger is conditioned upon certain events such as execution of a definitive merger agreement, approval by both companies' stockholders and directors, obtaining any required governmental and regulatory approvals and the absence of any material adverse changes in HALIS' business or operations. If the parties fail to enter into a definitive merger agreement or the parties' respective stockholders do not approve the merger agreement, the Company will not obtain ownership of the HES System and the parties will continue operating under the current business collaboration agreement.

  As of October 31, 1999, HALIS had 57,317,222 shares of common stock outstanding. Of that amount, the Company owned 10,763,655 shares and Paul W. Harrison owned 3,678,349 shares. Accordingly, Paul Harrison and the Company together owned approximately 25% of HALIS' outstanding common stock. The letter of intent contains a financing option under which the Company will have the right to purchase 5,000,000 additional shares of HALIS' common stock for an investment of $1,000,000 at any time prior to the Merger. On April 29, 2000, the Company exercised the $1,000,000 financing option, bringing the aggregate ownership of the Company and Mr. Harrison to 23,546,004 shares or approximately 38% on a fully diluted basis. The letter of intent also provides that, once the Company completes such $1,000,000 financing, it will have an additional right (which must be exercised within three months of the date the $1,000,000 financing was exercised) to purchase 25,000,000 additional shares of HALIS' common stock for an additional investment of $5,000,000. Assuming the Company exercises all of the financing options under the letter of intent, Paul Harrison and the Company would own in the aggregate approximately 50% of HALIS' common stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to beneficial ownership of the Company's Common Stock by each person who beneficially owns more than 5% of the Common Stock, by each of its executive officers named in the management section, by each of its directors, and by all executive officers and directors as a group. The table shows the number of shares and the percentage of the Company's outstanding Common Stock owned as of the Record Date. Unless otherwise indicated, the Company believes all persons in the table have sole voting and investment power for all shares beneficially owned by them.

                                           Number of Shares    Percentage of
                                           of Common Stock   Outstanding Shares
   Name of Beneficial Owner               Beneficially Owned Beneficially Owned
   ------------------------               ------------------ ------------------
   Paul W. Harrison(1)..................        557,837             21.7%
   Sheldon Misher(2)....................         38,500              1.8%
   Robert Priddy(3).....................        357,143             14.3%
   David M. Engert(4)...................        139,213              6.1%
   Robert Tucker........................            --               --
   John R. Prufeta(5)...................          8,929              0.4%
   All Directors & Executive Officers as
    a Group (8 persons)(6)..............      1,212,299             37.9%

--------
(1) Includes 16,667 shares owned by HALIS, of which Mr. Harrison is the Chairman of the Board of Directors, President, and Chief Executive Officer and a major shareholder and 419,639 shares subject to warrants and options exercisable within 60 days. Does not include 25,080 shares of Series P Preferred Stock which will be convertible into 250,800 shares of Common Stock only after stockholder approval is obtained.

(2) Includes 38,500 shares issuable upon conversion of Series C Preferred and warrants exercisable within 60 days.

(3) Includes 357,143 shares issuable upon conversion of Series D Preferred and warrants exercisable within 60 days. Does not include shares beneficially owned by Commonwealth Associates Management Company, Inc. ("CAMC") and ComVest Capital Management LLC ("ComVest"). As a director and principal stockholder of CAMC and a Manager of ComVest, Mr. Priddy may be deemed to share voting and dispositive power with respect to such shares.

(4) Includes 123,333 shares subject to warrants and options exercisable within 60 days. Does not include 3,177 shares of Series P Preferred Stock which will be convertible into 31,770 shares of Common Stock only after stockholder approval is obtained.

(5) Includes 8,929 shares issuable upon conversion of Series D Preferred and warrants exercisable within 60 days.

(6) Includes 1,047,543 shares subject to Series C Preferred, Series D Preferred, warrants and options exercisable within 60 days.

  Beneficial ownership is based on information provided to us. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Mr. Harrison's and Mr. Engert's address is 3525 Piedmont Road, Building Seven, Suite 300, Atlanta, Georgia 30305. Mr. Misher's address is 830 Third Avenue, New York, New York 10022. Mr. Priddy's address is 3435 Kingsboro Road, Suite 1601, Atlanta, Georgia 30326. Mr. Tucker's address is 555 Sun Valley Drive, Suite P-1, Roswell, Georgia 30076. Mr. Prufeta's address is 305 Madison Avenue, Suite 2033, New York, New York 10165.

  The percentages shown are calculated based upon 2,147,218 shares of Common Stock outstanding on the Record Date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of the Record Date upon the exercise of options and warrant are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company's information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the Company's executive officers, directors and 10% stockholders. The Company is not aware of any noncompliance with the requirements of Section 16(a) to file reports during the Company's last fiscal year.

         COMPENSATION OF EXECUTIVE OFFICERS AND NON-EMPLOYEE DIRECTORS

Compensation of Executive Officers

  The following table sets forth, on an accrual basis, the aggregate cash compensation paid by the Company and its subsidiaries during the three fiscal years ended June 30, 1999, 1998 and 1997, respectively, to the Company's Chief Executive Officer. No officer or director of the Company received compensation of $100,000 or more in fiscal 1999.

                          SUMMARY COMPENSATION TABLE

                                                                   Shares of
                                                                 Common Stock
                                    Fiscal                        Underlying
   Name and Principal Position       Year  Salary($)   Bonus($) Options Granted
   ---------------------------      ------ ---------   -------- ---------------
   Paul W. Harrison(a).............  1999   $75,000(b)    --        116,667
    President, Chief Executive       1998          (c)    --         53,333
    Officer and Director             1997       --        --            --

--------
(a) Mr. Harrison became President and CEO of the Company in October 1998.

(b) Mr. Harrison entered into a consulting agreement in February 1999 whereby he was to receive a monthly fee of $12,500 effective as of January 1, 1999. As of June 30, 1999, $75,000 of consulting fees had accrued although Mr. Harrison received only $12,500 of this amount. The balance of $62,500 was carried forward to be paid in fiscal year 2000.

(c) During fiscal year 1998, the Company was obligated under a consulting agreement dated October 10, 1997 to pay consulting fees to PHE of $5,000 per month commencing on January 1, 1998.

Stock Based Compensation

  The Company has a 1989 Incentive Stock Option Plan and 1993 and 1995 Stock Option Plans (the "Plans") for its key employees directors and consultants to purchase shares of the Company's Common Stock. The Plans provide that the purchase price of the shares covered by incentive stock options may not be less than the fair market value of the shares on the date the option was granted. Non-statutory stock options granted can be granted at exercise prices of 85% or more of the fair market value of the Company's Common Stock on the date of grant. To date, all options granted under the Plans have been at exercise prices equal to the fair market value of the Common Stock on the date the Company agreed to grant the options.

  As part of the acquisition of PHE by the Company on October 2, 1998, the Company agreed to assume 600,000 options for PHE outstanding at the time of the merger, and converted such options into 125,000 (which reflects the December Reverse Split) non-statutory stock options of the Company. Paul W. Harrison holds 116,667 of these options which have an exercise price of $4.80 per share, as adjusted to reflect the December Reverse Split, exercisable on or before December 31, 2003.

  The Company has, from time to time, also provided non-statutory stock options outside of the Plans to directors, officers and consultants and has awarded stock grants to officers, directors, employees and consultants in consideration for services. These non-statutory options generally have had a term of three to seven years and have had exercise prices equal to the fair market value of the Company's Common Stock on the date the options were granted. As of June 1, 2000, the Company had an aggregate of 824,143 shares reserved for issuance pursuant to outstanding stock options under the Plans and other stock option grants, and an additional 260,304 shares reserved for outstanding warrants.

  The following table shows option grants during fiscal 1999 to the named executive officers of the Company. Reference is also made to the information included above under "Compensation."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    Percent of
                                  Options Granted      Total
   Name                           in Fiscal 1999  Options Granted Exercise Price
   ----                           --------------- --------------- --------------
   Paul W. Harrison(a)...........     116,667          93.3%          $4.80

--------
(a) These shares (which reflect the December Reverse Split) were issued pursuant to the acquisition of Paul Harrison Enterprises, Inc. in replacement of options then outstanding to Mr. Harrison by PHE.

  The following table shows the number of options exercised during fiscal 1999 and the 1999 fiscal year-end value of the options held at the end of the fiscal year by the named executive officer.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                    Shares Acquired    Number of Unexercised
                                      on Exercise     Options at June 30, 1999
   Name                               of Options    Exercisable/Unexercisable(a)
   ----                             --------------- ----------------------------
   Paul W. Harrison(b).............      None              160,000/6,667

--------
(a) The market price of the Company's Common Stock on June 30, 1999 was $1.00 per share. Numbers reflect the December Reverse Split. None of the options were in-the-money at fiscal year end.

(b) Mr. Harrison also holds 14,545 warrants exercisable at a price of $2.235 per share and 15,094 warrants exercisable at a price of $4.306 per share. All of these warrants are immediately exercisable.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Tauber & Balser, P.C. ("Tauber & Balser") to audit the financial statements of the Company for the fiscal year ending June 30, 2000. As indicated below, Tauber & Balser has audited the Company's financial statements since 1999. A representative of Tauber & Balser, P.C. will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of his firm, if he so desires.

 Information on Prior Auditors

  On June 4, 1999, the Company dismissed its independent auditors, Silverman Olson Thorvilson & Kaufman LTD ("Silverman Olson"), and on the same date authorized the engagement of Tauber & Balser as its independent auditors for the fiscal year ended June 30, 1999. The Company formally engaged Tauber & Balser on June 4, 1999. The Board of Directors of the Company approved each of these actions. Because the Company recently relocated its corporate headquarters to Atlanta, Georgia, the Board of Directors concluded that it would be more economical to use a regional firm based in Atlanta, such as Tauber & Balser, to perform its audit for the current fiscal year. Tauber & Balser also acts as independent auditors for HALIS, Inc., an affiliate of the Company, and in which the Company owns in excess of 20 percent of its outstanding common stock.

  Silverman Olson audited the financial statements for the Company for the fiscal year ended June 30, 1998. The report of Silverman Olson on the financial statements of the Company for the fiscal years ended June 30, 1998 contained an additional paragraph which modified each of the reports to emphasize that Silverman Olson believed there was substantial doubt about the Company's ability to continue as a going concern. Except as set forth in the preceding sentence, the reports on those audits did not contain any adverse opinions or a disclaimer of opinions, nor was it qualified as to uncertainty, audit scope, and accounting principles.

  In connection with the audit of the fiscal year ended June 30, 1998 and through the period ended June 4, 1999 there were no disagreements with Silverman Olson on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope. Additionally, Silverman Olson did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist;
(ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) there existed a need to expand significantly the scope of its audit, or that information had come to the attention of Silverman Olson during the fiscal periods, which, if further investigated, may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Silverman Olson to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to the dismissal of Silverman Olsen, did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to the attention of Silverman Olson that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of Silverman Olson would prevent it from rendering an unqualified audit report on those financial statements), and due to the dismissal of Silverman Olson, the issue has not been resolved to the satisfaction of Silverman Olson prior to its dismissal.

  Further, during the fiscal year ended June 30, 1999, neither the Company nor any of its representatives sought the advice of Tauber & Balser, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

                         TRANSACTION OF OTHER BUSINESS

  As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                         FUTURE STOCKHOLDER PROPOSALS

  The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held in May 2001. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than February 17, 2001, to the attention of its Secretary, at its principal office appearing on the front page of this Proxy Statement. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. Any proposal submitted by a stockholder outside the processes of Rule 14a-8 under the Exchange Act for presentation at the Company's next annual meeting will be considered untimely for purposes of Rules 14a-4 and 14a-5 if received by the Company after May 2, 2001.

  Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Stockholders may inspect and copy such reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Stockholders may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. The common stock of the Company is traded on the Nasdaq Smallcap Market (Symbol: HEAL), and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                          By Order of the Board of Directors

                                          HEALTHWATCH, INC.

                                          Paul W. Harrison
                                          Chief Executive Officer

June 16, 2000

                                  APPENDIX A

                   HEALTHWATCH, INC. 2000 STOCK OPTION PLAN

                                  Article I.

                           Establishment and Purpose

  1.1 Establishment. HealthWatch, Inc., a Minnesota Corporation (the "Company"), hereby establishes a stock option plan for employees and others providing services to the Company and its Subsidiary Corporations, as described herein, which shall be known as the "2000 STOCK OPTION PLAN" (the "Plan"). It is intended that certain of the options issued pursuant to the Plan to employees may, subject to the Plan being approved by the stockholders of the Company by May 8, 2001, constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

  1.2 Purpose. The purpose of this Plan is to enhance stockholder investment by attracting, retaining and motivating key employees and consultants of the Company and its Subsidiary Corporations, and to encourage stock ownership by such employees and consultants by providing them with a means to acquire a proprietary interest in the Company's success.

                                  Article II.

                                  Definitions

  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

       (a)  "Board" means the Board of Directors of the Company.

       (b) "Cause" means (i) an act or acts of personal dishonesty taken by Employee or Consultant and intended to result in substantial personal enrichment to Employee or Consultant at the expense of the Company; (ii) repeated violations by Employee or Consultant of his obligations which are demonstrably willful and deliberate on Employee's or Consultant's part and which are not remedied within a reasonable period after Employee's or Consultant's receipt of written notice of such violations from the Company;
  (iii) the conviction of Employee or Consultant of a felony that is materially and demonstrably injurious to the Company; (iv) sexual harassment by Employee or Consultant of any other Employee or Consultant of the Company; or (v) illegal use of drugs. No act, or failure to act, on Employee's or Consultant's part shall be considered "dishonest," "willful," or "deliberate," unless done, or admitted to be done, by Employee or Consultant in bad faith and without reasonable belief that Employee's or Consultant's action or omission was in the best interest of the Company.

       (c)  "Code" means the Internal Revenue Code of 1986, as amended.

       (d) "Committee" shall mean the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

       (e)  "Company" means HealthWatch, Inc., a Minnesota Corporation.

       (f) "Consultant" means any person or entity, including an officer or director of the Company or a Subsidiary Corporation, who provides services (other than as an Employee) to the Company or a Subsidiary Corporation, and shall include a Non-Employee Director, as defined below.

       (g) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to Section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

       (h) "Employee" means any person, including an officer or director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation.

       (i) "Exchange Act" means the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

       (j) "Fair Market Value" on any date means (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock on the date such value is to be determined or, if such exchange was not open for trading on such date, the next preceding day on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock is not traded on an exchange or in the over-the-counter market, the fair market value as determined by the Board in good faith.

       (k) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

       (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

       (m) "Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

       (n) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

       (o) "Optionee" means an Employee or Consultant holding an Option under the Plan.

       (p) "Parent Corporation" shall have the meaning set forth in Section 424 (e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

       (q) "Section 16 Insider" means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

       (r)  "Subsidiary Corporation" shall have the meaning set forth in
  Section 424 (f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

       (s) "Significant Shareholder" means an individual who, within the meaning of Section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a stockholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

       (t)  "Stock" means the $.05 par value common stock of the Company.

  2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                 Article III.

                         Eligibility and Participation

  3.1 Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder. All Consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                                  Article IV.

                                Administration

  4.1 Administration. The Board shall be responsible for administering the Plan.

  The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

  At the discretion of the Board, this Plan may be administered by a Committee which shall be a committee of at least two directors appointed from time to time by the Board; provided, however, that with respect to any Options granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board or a committee solely made up of at least two directors (who need not be members of the Committee with respect to Options granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and all references herein to the "Committee" means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under Section 162(m) of the Code of having a Committee composed of "outside directors" (as that term is defined in the Code) for certain grants of Options to highly compensated executives. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan, and, by resolution or resolutions providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of this Plan.

  The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds ( 2/3) of the members of the Committee.

  Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

  The Board shall have all of the enumerated powers of the Committee, but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                  Article V.

                           Stock Subject to the Plan

  5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 2,000,000 shares. The number of shares of Stock available for issuance hereunder shall automatically be subject to increase (but not decrease) on January 1 of each year beginning January 1, 2001, to an amount equal to:

      (i) twenty percent of the total number of fully-diluted shares of Stock of the Company (assuming the conversion of all outstanding preferred stock, and the exercise of all vested and unvested options, warrants and other convertible securities, whether or not such options, warrants or other convertible securities are then subject to being exercised) as of December 31 of the immediately preceding year (subject to adjustment under Section 5.3);

        less

       (ii) as of December 31 of the immediately preceding year, the sum of
  (x) with respect to the 1989 Stock Option Plan, the 1993 Stock Option Plan and 1995 Stock Option Plan, (A) the number of shares as to which options were outstanding on such date under such plans, (B) the number of shares previously issued upon the exercise of options granted under such plans, and (C) the number of shares as to which options remain available to be granted on such date under such plans, plus (y) with respect to the 1995 Stock Grant and Salary Deferral Plan, the number of shares of restricted or unrestricted stock that have been granted as of such date under such plan, plus the number of shares of such stock that remain available to be granted on such date under such plan;

provided, however, that no adjustment shall be made if it would result in a reduction in the number of shares of Stock that were available for issuance under this Plan immediately prior to such adjustment. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or Nonstatutory Options, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article XII hereof. Notwithstanding the above, the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 2,000,000 (other than pursuant to anti-dilution adjustments provided in Section 5.3) without stockholder approval. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in
Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

  If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Section 422 of the Code or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

  5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

  5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in Section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate option price to be paid therefor upon exercise of the Option.

                                  Article VI.

                             Duration of the Plan

  6.1 Duration of the Plan. The Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                                 Article VII.

                            Terms of Stock Options

  7.1 Grant of Options. Subject to Section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options, and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company and its Subsidiary Corporations, and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

  The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

  7.2 $100,000 and Section 162(m) Limitations. Except as provided below, the Board shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company (and any Parent Corporation or Subsidiary Corporations of the Company), such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Board from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this
Section 7.2 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as a NonStatutory Option. No individual may be granted, in any twelve-month period, Options under the Plan which are exercisable with respect to more than 1,000,000 shares of Stock.

  7.3 No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under Section 422 of the Code.

  7.4 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by Section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

  If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

      (a) Term. The duration of the Option shall be ten (10) years from the date of grant.

      (b) Exercise of Option. Unless an Option is terminated as provided. hereunder, an Optionee may exercise his Option for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Optionee's number of years of continuous service with the Company or a Subsidiary Corporation of the Company from the date on which the Option is granted. In the case of an Optionee who is an Employee, continuous service shall mean continuous employment; in the case of an Optionee who is a Consultant, continuous service shall mean the continuous provision of consulting services. In applying said limitations, the amount of shares, if any, previously purchased by the Optionee under the Option shall be counted in determining the amount of shares the Optionee can purchase at any time. The Optionee may exercise his Option in the following amounts:

        (i) After one year of such continuous services for up to but not in excess of thirty-three and one-third percent (33 1/3%) of the shares originally subject to the Option;

        (ii) After two years of such continuous services, for up to but not in excess of sixty-six and two-thirds percent (66 2/3%) of the shares originally subject to the Option; and

        (iii) At the expiration of the third year of such continuous services the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the expiration of ten (10) years from the date on which it was granted.

  The Board shall be free to specify terms and conditions other than those set forth above, in its discretion.

  All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

  7.5 Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Shareholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be less than eighty-five percent (85%) of the Fair Market Value of Stock on the date this Option is granted.

  7.6 Term of Options. Each Option shall expire at such time as the Board shall determine when it is granted, provided however that no Option shall be exercisable later than the tenth anniversary date of its grant. By its terms, an Incentive Stock Option granted to a Significant Shareholder shall not be exercisable after five years from the date of grant.

  7.7 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

  7.8 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or (ii) if acceptable to the Board, in Stock or in some other form; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the Option from qualifying for treatment as an "incentive stock option" within the meaning of the Code. Payment may also be made, in the discretion of the Board, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

                                 Article VIII.

                       Stock and Stockholder Privileges

  8.1 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

  8.2 Privileges of a Stockholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                  Article IX.

                     Termination of Employment or Services

  9.1 Death. Unless provided otherwise for a Nonstatutory Option, if an Optionee's employment in the case of an Employee, or provision of services as a Consultant, in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

  9.2 Termination Other Than For Cause Or Due to Death. Unless provided otherwise for a Nonstatutory Option, in the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three (3) months of the Termination Date; provided, however, that where the Optionee is an Employee or Consultant, and is terminated due to disability within the meaning of Code (S)422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

  In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a corporation to the Company, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

  9.3 Termination for Cause. Unless provided otherwise for a Nonstatutory Option, in the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, which termination is by the Company or a Subsidiary Corporation for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

                                  Article X.

                              Rights of Optionees

  10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation, or upon any Consultant any right to continue to provide services to the Company or a Subsidiary Corporation.

  10.2 Nontransferability. All Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                                  Article XI.

               Optionee-Employee's Transfer or Leave of Absence

  11.1 Optionee-Employee's Transfer or Leave of Absence. For Plan purposes--

      (a) A transfer of an Optionee who is an Employee from the Company to Subsidiary Corporation or Parent Corporation, or from one such corporation to another, or

      (b) a leave of absence for such an Optionee (i) which is duly authorized in writing by the Company or a Subsidiary Corporation, and (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of Incentive Stock Options, shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

                                 Article XII.

             Amendment, Modification, and Termination of the Plan

  12.1 Amendment, Modification, and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option. Notwithstanding the foregoing, however, the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

      (a) increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.3; or

      (b) change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

                                 Article XIII.

                      Acquisition, Merger, or Liquidation

  13.1 Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the right, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this Section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such right regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

  Where the Company does not exercise its right under this Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

  13.2 Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

  13.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 424(a).

                                 Article XIV.

                            Securities Registration

  14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

  Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                                  Article XV.

                                Tax Withholding

  15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                                 Article XVI.

                                Indemnification

  16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.

                                 Article XVII.

                              Requirements of Law

  17.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  17.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

  17.3 Section 16 Compliance. With respect to Section 16 Insiders and "highly-compensated" persons under Section 162(m) of the Code, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and with Section 162(m) of the Code. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Board. In addition, if necessary to comply with Rule 16b-3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.

                                Article XVIII.

                            Effective Date of Plan

  18.1 Effective Date. The Plan shall be effective on May 8, 2000, the effective date of its adoption by the Board.

                                 Article XIX.

                             Compliance with Code.

  19.1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code (S) 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as "incentive stock options" under the Code. In the event that the stockholders of the Company do not approve the Plan by May 8, 2001, all Options granted pursuant to the Plan shall be deemed to be Nonstatutory Options.

                                  Article XX.

                       No Obligation to Exercise Option.

  20.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

                                 FORM OF PROXY

                               HEALTHWATCH, INC.

  The undersigned hereby appoints Paul W. Harrison and Marilyn May, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of: [check all that apply] (i) Common Stock; (ii) Series C 8% Convertible Preferred Stock; or (iii) Series D 8% Convertible Preferred Stock of HealthWatch, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of HealthWatch, Inc. to be held on July 14, 2000, at The W Atlanta At Perimeter Center Hotel, 111 Perimeter Center West NE, Atlanta, Georgia 30346 and any adjournments thereof for the following purposes:

1. FOR [_]   AGAINST [_]   ABSTAIN FROM [_]   the proposed approval of the
 HealthWatch, Inc. 2000 Stock Option Plan described in Item 1 of the notice of said meeting.

2. (a) FOR ALL NOMINEES [_]   WITHHOLD ALL NOMINEES [_]   for election, by the
   holders of Common Stock, Series C Preferred Stock and Series D Preferred Stock of Paul W. Harrison, David M. Engert, Robert Tucker and John R. Prufeta.
   Instructions: To withhold authority to vote for any individual nominee, place an X in the box on the left and strike a line through the nominees name listed above.
(b) FOR ALL NOMINEES [_]   WITHHOLD ALL NOMINEES [_]   for election, by the
   holders of Series C Preferred Stock, of Sheldon Misher.
   Instructions: To withhold authority to vote for any individual nominee, place an X in the box on the left and strike a line through the nominees name listed above.
(c) FOR ALL NOMINEES [_]   WITHHOLD ALL NOMINEES [_]   for election, by the
   holders of Series D Preferred Stock, of Robert Priddy.
   Instructions: To withhold authority to vote for any individual nominee, place an X in the box on the left and strike a line through the nominees name listed above.

3. To transact such other business as may properly come before the meeting.

                           (continued on other side)

  THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTHWATCH, INC.

                                            Dated: ______________________, 2000
                                            -----------------------------------
                                            Signature
                                            Print Name: _______________________
                                            Address: __________________________
                                            ------------------------------
                                            Number of Common Shares Voted: ____
                                            Number of Series C Shares Voted: __
                                            Number of Series D Shares Voted: __

  Please mark, date and sign this Proxy and deliver it to any of the above-named proxies if you do not plan to attend the Annual Meeting.